Exhibit 10.9
                              6

                    Employment Agreement

     THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into effective this 13th day of January 1997 by and between ALPHARMA USPD INC., a Maryland corporation (the
"Company"), and Thomas Anderson (the "Executive").

     NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.     Employment.

     (a) The Company hereby agrees to employ Executive, and Executive accepts such employment with the Company, upon the terms and conditions set forth in this Agreement. Executive shall serve as the "President, U.S. Pharmaceuticals Division" and shall report directly to the Chief Executive Officer ("CEO") of Alpharma Inc. ("Alpharma"). Executive shall also be appointed a member of the Alpharma Operating Committee. Executive shall have such responsibilities, duties and authority as directed by the CEO.

     (b) The Executive shall be an employee at will. During Executive's employment with the Company, Executive shall devote his best efforts and his full business time and attention to the business and affairs of Alpharma's U.S. Pharmaceuticals Division.

     2. Place of Performance. In connection with the Executive's employment by the Company, the Executive shall be based at the Company's Baltimore, Maryland offices. The Executive shall be entitled to relocation of his home to the Baltimore area in accordance with the Company's standard relocation plan.

     3.  Compensation and Benefits.

     (a) Executive' salary shall be $375,000 per annum for calendar year 1997 which salary shall be payable in regular installments in accordance with the Company's general payroll practices. Such salary shall be reviewed annually and changes made shall be effective each January 1 beginning in 1998.

     (b) In addition to the salary set forth above, Executive shall be eligible to be considered for a cash bonus for each full calendar year Executive is employed by the Company. The amount of the bonus shall be targeted at 40% of Executive's base salary and the criteria for determining the amount of the bonus, if any, shall be established by agreed upon financial and management objectives as set forth in writing and delivered to Executive at the beginning of each calendar year; provided that for the 1997 calendar year such criteria shall be established, set forth in a writing and delivered to the Executive within 60 days following the full execution of this Agreement.

     (c) Executive shall also be entitled to participate in the benefit programs for which employees of the Company are generally eligible, including medical, dental, prescription, life insurance, disability, 401k and stock purchase plans, in accordance with the terms and
     rules of such plans.    Executive shall also be
     entitled to participate in the Alpharma Non-
     Contributory Retirement Income Plan for Salaried Employees as well as the Alpharma Supplemental Pension Plan.

     (d) Executive shall receive a taxable cash automobile allowance per Company policy, (which is currently $1000 per month). In addition, the Company shall reimburse
     Executive for auto insurance and up to $2000 in maintenance costs per year.

     (e) Executive shall receive a taxable annual $3000 allowance for tax and/or financial planning and tax return preparation.

     4.  Termination.

     (a) Executive acknowledges and agrees that his employment is at will. If Executive's services are terminated because of a change in top management, or for any other reason other than (i) as set forth in subsection (b) of this Section 4, or (ii) cause, provided Executive signs the Company's standard release, he will be paid twelve month's base salary with fringe benefits in a manner best suited for the Company. In the event Executive does not have another position after the twelve month period immediately following the date of termination, the Company will pay Executive's base salary with fringe benefits until he takes another position for up to an additional six months thereafter.

     (b) If Executive's employment is terminated because of the Company or Alpharma's U.S. Pharmaceuticals Division being acquired, provided Executive signs the Company's standard release, he will be paid eighteen months base salary with fringe benefits in a manner best suited for the Company. In the event Executive does not have another position after the eighteen month period immediately following the date of termination, the Company will pay Executive's base salary with fringe benefits until he takes another position for up to an additional six months thereafter.

     (c) If Executive's employment is terminated by the Company for cause, as a result of Executive's resignation or as a result of Executive's death or permanent disability, Executive shall be entitled to receive only his salary and benefits through the termination date.

     5.  Compliance with Company Policy and Nondisclosure.
     The Executive agrees that during the period of his employment hereunder he will comply with Alpharma and Company policies, including without limitation, the Alpharma Business Conduct Guidelines, and shall execute, before his first day of employment, the Company's standard non-disclosure and assignment of invention agreement.

     6. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer of the Company as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Maryland without regard to its conflicts of law principles.

     7. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     8. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

                * * * * * * * * * * * * * * *

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

     ALPHARMA USPD INC.

     By:_________________________
     Name:
     Title:

     THOMAS ANDERSON

     ____________________________




                    AMENDMENT NUMBER ONE
                             TO
         EMPLOYMENT AGREEMENT DATED JANUARY 13, 1997


     This Amendment Number One (the "Amendment") to the
Employment Agreement dated January 13, 1997 between ALPHARMA
USPD INC. and Thomas Anderson (the "Agreement") is made and entered into effective this 13th day of January 1997.

     WHEREAS, the parties to the Agreement wish to amend the Agreement to reflect the following changes and clarifications; and

     WHEREAS, capitalized terms used herein shall have the meanings ascribed to such terms in the Agreement.

     NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:


     1. Section 1(b) of the Agreement shall not be interpreted as precluding Executive from continuing his present advising duties for a real estate software company provided (a) such duties do not represent a conflict of interest with Executive's responsibilities for the Company, and/or (b) such duties do not require substantial absences from work.
2. The relocation referred to in Section 2 of the Agreement shall not require Executive to relocate within the first six months of his employment with the Company.
Rather, the offer to relocate Executive's home to the Baltimore area shall be held open for a reasonable period of time beyond the first six months of employment and the Company shall reimburse Executive for reasonable temporary housing costs in the Baltimore area for such six month period.
3. The Company agrees that Executive's base salary as set forth in Section 3(a) of the Agreement shall not be reduced, other than by required withholding or legal obligations, unless authorized by Executive.
4. The first sentence of Section 4(b) of the Agreement shall be deleted and replaced with the following sentence:

          "If Executive's employment is terminated because the Alpharma U.S. Pharmaceuticals Division is acquired, provided Executive signs the Company's standard release, he will be paid eighteen months base salary with fringe benefits in a manner best suited for the Company."


     IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

     ALPHARMA USPD INC.

     By:_________________________
     Name:
     Title:

     THOMAS ANDERSON

     ____________________________